UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed with the Securities and Exchange Commission ("SEC") on August 25, 2006, Cyberonics, Inc. (the "Company") and BK Consulting ("Consultant"), an assumed name used by Reese Terry, Jr., a founder and member of the Company’s Board of Directors ("Board"), agreed to the terms of an Amendment to Consulting Agreement, which extends to August 24, 2007 the term of the Consulting Agreement dated August 25, 2005 and filed with the SEC in a Current Report on Form 8-K on August 30, 2005 ("Consulting Agreement"). The Consulting Agreement provides that Consultant will render technology development and management services for the Company in return for which the Company will pay Consultant monthly in arrears a total of $60,000 per year.

On December 13, 2006, the Company and the Consultant agreed to terminate the Consulting Agreement effective as of November 19, 2006. The termination was done in connection with Mr. Terry’s appointment as the Company’s Interim Chief Executive Officer. A copy of the Termination of Consulting Agreement is attached as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2006, the Company filed a Current Report on Form 8-K announcing the interim appointments of Reese S. Terry, Jr. as Chief Executive Officer, John A. Riccardi as Chief Financial Officer and George E. Parker, III as Chief Operating Officer. In connection with these appointments, the Compensation Committee of the Company’s Board of Directors (the "Committee") approved the following compensation arrangements:

Reese S. Terry, Jr.

The Committee determined on December 7, 2006 that, effective as of November 19, 2006, Mr. Terry will receive a salary at the annual rate of $300,000 per year while he continues to serve as Interim Chief Executive Officer.

George E. Parker, III

The Committee determined on December 13, 2006 that, effective as of November 19, 2006, Mr. Parker will receive, in addition to his current salary, a supplemental bi-weekly payment at the annual rate of $100,000 while he continues to serve as Interim Chief Operating Officer.

John A. Riccardi

The Committee determined on December 13, 2006 that, effective as of November 20, 2006, Mr. Riccardi will receive, in addition to his current salary, a supplemental bi-weekly payment at the annual rate of $100,000 while he continues to serve as Interim Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 – Termination of Consulting Agreement dated December 13, 2006 between Cyberonics, Inc. and BK Consulting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

December 13, 2006	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Termination of Consulting Agreement dated Decmeber 13, 2006 between Cyberonics, Inc. and BK Consulting.